                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                JURISDICTION
     COMPANY:                                                   OF FORMATION:
     --------                                                   -------------
Marker Deutschland GmbH(1)                                      Germany
Marker USA(1)                                                   Utah
Marker Japan Co. Ltd.(1)                                        Japan
Marker Austria GmbH(1)                                          Austria
Marker Canada, Ltd.(1)                                          Canada
Marker Ltd.(1)                                                  Utah
Marker AG(1)                                                    Switzerland
DNR USA, Inc.(1)                                                Delaware
DNR North America, Inc.(1)                                      Delaware
DNR Japan Co. Ltd.(1)                                           Japan
DNR Sportsystem, Ltd.(2)                                        Switzerland


(1) Sold to Newco as of November 30, 1999 under the terms of the Purchase Agreement
(2) Was an 80% owned subsidiary of Marker AG until September 1, 1998